Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Les Brown
Senior Vice President, Finance
and Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL REPORTS SALES AND INCOME

PARK CITY, Utah, Apr 29/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2004 second quarter and six months ended March 31, 2004.

Net sales for the fiscal 2004 second quarter were $37.6 million compared to $30.6 million for the same quarter of fiscal 2003.  For the second quarter, net income was $4.2 million, or $0.35 diluted earnings per share, compared to $3.5 million, or $0.30 diluted earnings per share, for the same quarter of fiscal 2003.

Net sales for the six months ended March 31, 2004 were $70.8 million compared to $59.5 million for the same six-month period of fiscal 2003.  During this six-month period, net income was $7.3 million, or $0.63 diluted earnings per share, compared to $6.1 million, or $0.53 diluted earnings per share, during the same prior-year period.

Bill Gay, chairman and chief executive officer, commented, “We are pleased to report record sales and operating income, which reflect strong contributions from the June 2003 acquisitions of Nature’s Life and Arizona Health Foods, as well as ongoing improvements in our overall business.  We continue to focus on leveraging our marketing and operational infrastructures as we integrate these acquisitions, and synergies are delivered to our bottom line and to our shareholders.  As always, we remain committed to our customers, our employees and to executing our strategy, which includes increasing market share in health and natural food stores through growth from new products and new product categories, as well as through acquisitions.”

ABOUT NUTRACEUTICAL

The Company is an integrated marketer, distributor, retailer and manufacturer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, the Company sells its branded products to and through health and natural product distributors and retailers.  The Company’s core business strategy is to acquire, integrate and operate, from beginning to end, the marketing, distribution, retailing and manufacturing operations of businesses in the natural products industry.  The Company believes that the consolidation and integration of acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

The Company sells its branded products under the trademarks Solaray®, KAL®, Nature’s Life®, NaturalMax®, VegLife®, Premier One®, Sunny Green®, Natural Sport®, ActiPet®, Action Labs®, Thompson® and FunFresh Foods™.  The Company also sells branded bulk products and unbranded custom blends under the trademarks Monarch Nutritional Laboratories™ and Great Basin Botanicals™.  Under the name Woodland Publishing™, the Company publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. The Company’s neighborhood natural food markets operate under the trade names The Real Food Company™ and Thom’s Natural Foods™ and its health food stores operate under the trade name Arizona Health Foods™.  The Company also distributes the branded products of certain third parties.

The Company manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 600 SKUs exclusively sold internationally. The Company believes that as a result of its emphasis on innovation, quality, loyalty, education and customer service, the Company’s brands are widely recognized in health and natural food stores and among their customers.

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words “may,” “will,” “should,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions or the negative thereof, or variations thereon, or similarly, discussions of strategy, although believed to be reasonable, are intended to identify forward-looking statements, although not all forward-looking statements contain these words or discussions. There are a number of important factors that could cause actual events or Nutraceutical’s actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest, earthquake or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into or purchased from foreign countries, as well as other restrictions on the purchase or sale of Nutraceutical’s products to or from such countries; (v) unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding nutritional supplements; (ix) increased costs, including raw material and labor costs, as well as increases in the costs of borrowing (or the unavailability of adequate credit); (x) inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk branded products customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical’s ability to locate and consummate advantageous acquisitions, or otherwise integrate or profitably manage acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical’s products; (xiv) absence of clinical trials for many of Nutraceutical’s products; (xv) availability and price of raw materials, including increased costs; (xvi) Nutraceutical’s ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical’s products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by Nutraceutical not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, employment or labor related suits or investigations, patent or trademark infringement suits and other litigation which may arise from time to time; (xxii) other factors discussed in Nutraceutical’s filings with the Securities and Exchange Commission or referenced in its press releases, and (xxiii) other factors beyond Nutraceutical’s control.

In addition, any forward-looking statements represent Nutraceutical’s estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical’s estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical’s SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2004 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; dollars in thousands)

	March 31, 2004	September 30, 2003
Assets
Current assets, net	$38,424	$35,994
Property, plant and equipment, net	22,022	21,148
Goodwill	9,929	10,083
Other non-current assets, net	13,624	14,558
	$83,999	$81,783

Liabilities and Stockholders’ Equity
Current liabilities	$13,583	$13,731
Long-term liabilities	6,225	12,950
Stockholders’ equity	64,191	55,102
	$83,999	$81,783

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003
Net sales	$37,640	$30,586	$70,827	$59,487
Cost of sales	17,630	14,681	33,801	28,763
Gross profit	20,010	15,905	37,026	30,724
Operating expenses
Selling, general and administrative	12,874	10,101	24,443	20,485
Amortization of intangible assets	94	—	188	—
Income from operations	7,042	5,804	12,395	10,239
Interest and other expense, net	276	129	478	328
Income before provision for income taxes	6,766	5,675	11,917	9,911
Provision for income taxes	2,605	2,156	4,588	3,766

Net income	$4,161	$3,519	$7,329	$6,145

Net income per common share
Basic	$0.37	$0.31	$0.66	$0.55
Diluted	0.35	0.30	0.63	0.53

Weighted average common shares outstanding
Basic	11,202,874	11,206,105	11,188,514	11,192,294
Diluted	11,738,509	11,625,671	11,674,098	11,601,028

NUTRACEUTICAL INTERNATIONAL CORPORATION

EBITDA SCHEDULE

(unaudited; dollars in thousands)

	Three months ended March 31,		Six months ended March 31,
	2004	2003	2004	2003

Net income	$4,161	$3,519	$7,329	$6,145
Provision for income taxes	2,605	2,156	4,588	3,766
Interest and other expense, net (1)	276	129	478	328
Depreciation and amortization	1,074	944	2,115	1,918

EBITDA	$8,116	$6,748	$14,510	$12,157

(1)          Includes amortization of deferred financing fees and losses associated with fixed asset disposals.